Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 1, 2026 and September 5, 2026, relating to the financial statements and financial highlights of Simplify Aggregate Bond ETF, Simplify Barrier Income ETF, Simplify Bond Bull ETF, Simplify China A Shares PLUS Income ETF, Simplify Currency Strategy ETF, Simplify Enhanced Income ETF, Simplify Government Money Market ETF, Simplify Health Care ETF, Simplify Hedged Equity ETF, Simplify High Yield ETF, Simplify Interest Rate Hedge ETF, Simplify Intermediate Term Treasury Futures Strategy ETF, Simplify MBS ETF, Simplify Short Term Treasury Futures Strategy ETF, Simplify Target 15 Distribution ETF, Simplify Treasury Option Income ETF, Simplify US Equity Income ETF, Simplify US Equity PLUS Bitcoin Strategy ETF, Simplify US Equity PLUS Convexity ETF, Simplify US Equity PLUS Downside Convexity ETF, Simplify US Equity PLUS Managed Futures Strategy ETF, Simplify Opportunistic Income ETF, Simplify Propel Opportunities ETF, Simplify Piper Sandler US Small-Cap PLUS Income ETF, Simplify Tara India Opportunities ETF, Simplify National Muni Bond ETF, Simplify Gamma Emerging Market Bond ETF, Simplify Kayne Anderson Energy and Infrastructure Credit ETF, and Simplify Ancorato Target 25 Distribution ETF, each a series of Simplify Exchange Traded Funds, and to the consolidated financial statement and consolidated financial highlights of Simplify Bitcoin Strategy ETF, Simplify DBi CTA Managed Futures Index ETF, Simplify Gold Strategy ETF, Simplify Multi-QIS Alternative ETF, Simplify Volatility Premium ETF, Simplify Chinese Commodities Strategy No K-1 ETF, Simplify Commodities Strategy No K-1 ETF, Simplify Managed Futures Strategy ETF, each a series of Simplify Exchange Traded Funds, which are included in Form N-CSR for the year or period ended June 30, 2026, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 28, 2026